Exhibit 99.2

First Community Bankshares, Inc. (NASDAQ: FCBC)

Expands into Ohio Through Acquisition of
Main Street Financial Services Corp. (OTCQX: MSWV)

Investor Presentation

October 28, 2026

Compliance Disclosures

Additional Information About the Proposed Transaction and Where to Find It

This presentation shall not constitute an offer to sell, the solicitation of an offer to sell, or the solicitation of an offer to buy any securities or the solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed transaction, First Community Bankshares, Inc. ("First Community" or "FCBC") will file a registration statement on Form S-4 with the Securities and Exchange Commission (the "SEC"), which will contain the joint proxy statement of First Community and Main Street Financial Services Corp. ("MSWV") and a prospectus of First Community. Shareholders of First Community and MSWV are encouraged to read the registration statement, including the joint proxy statement/prospectus that will be part of the registration statement, because it will contain important information about the proposed transaction, MSWV, First Community, the persons soliciting proxies in connection with the proposed transaction and their interests in the proposed transaction, and related matters. After the registration statement is filed with the SEC, the joint proxy statement/prospectus and other relevant documents will be sent to First Community and MSWV shareholders and will be available for free on the SEC's website (www.sec.gov) and First Community's website at https://ir.fcbresource.com under the tab "SEC Filings". The joint proxy statement/prospectus will also be made available for free by contacting the Corporate Secretary of First Community at P.O. Box 989, Bluefield, Virginia 24605-0989; telephone (276) 326-9000. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. You are urged to read the joint proxy statement/prospectus carefully before making a decision concerning the proposed transaction.

Participants in the Transactions

First Community, MSWV and their respective directors, executive officers and certain other members of management and employees may be deemed "participants" in the solicitation of proxies from First Community's and MSWV's shareholders in favor of the merger with First Community. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the First Community and MSWV shareholders in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC.

You can find information about the executive officers and directors of First Community in its Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 6, 2026, and in its definitive proxy statement filed with the SEC on March 11, 2026. You can find information about MSWV's executive officers and directors by accessing MSWV's website at www.mymainstreetbank.bank under the tab "Investor Relations" and then under the heading "Board of Directors". You can obtain free copies of these documents from First Community using the contact information above.

Legal Disclaimer

First Community Bankshares, Inc.

Forward-Looking Statements

Certain of the statements made in this presentation may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements, including statements regarding the intent, belief, or current expectations of First Community's management regarding the company's strategic direction, prospects, or future results or the benefits of the proposed transaction, are subject to numerous risks and uncertainties. These forward-looking statements are based upon the current beliefs and expectations of the respective managements of First Community and MSWV and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of First Community and MSWV. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the risk that the cost savings and revenue synergies anticipated in connection with the proposed transaction may not be realized or may take longer than anticipated to be realized, (2) disruption from the proposed transaction with customers, suppliers, or employee or other business relationships, (3) the occurrence of any event, change, or other circumstances that could give rise to the termination of the agreement and plan of merger, (4) the risk of successful integration of the two organizations' businesses, (5) the failure of First Community's or MSWV's shareholders to approve the proposed transaction, (6) the amount of costs, fees, expenses, and charges related to the proposed transaction, (7) the ability to obtain required governmental and regulatory approvals for the proposed transaction, (8) reputational risk and the reaction of the parties' customers to the proposed transaction, (9) the failure of the conditions to closing of the proposed transaction to be satisfied, (10) the risk that the integration of MSWV's operations with those of First Community will be materially delayed or will be more costly or difficult than expected, (11) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (12) the dilution caused by First Community's issuance of additional shares of its common stock in the proposed transaction, (13) changes in management's plans for the future, (14) prevailing economic and political conditions, particularly in our market areas, (15) credit risk associated with our lending activities, (16) changes in interest rates, loan demand, real estate values, and competition, (17) changes in accounting principles, policies, or guidelines, (18) changes in applicable laws, rules, or regulations, and (19) other competitive, economic, political, and market factors affecting our business, operations, pricing, products, and services. Certain additional factors which could affect the forward-looking statements can be found in First Community's annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with or furnished to the SEC and available on the SEC's website at https://www.sec.gov. First Community and MSWV caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to First Community or MSWV or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. First Community and MSWV disclaim any obligation to update or revise any forward-looking statements contained in this presentation, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

Transaction Highlights & Merger Rationale

First Community Bankshares, Inc.

Main Street extends First Community into Eastern Ohio with a high-performing, value-accretive franchise

Strategically Compelling

- Combines FCBC's strong core deposit franchise and liquidity with MSWV's outstanding loan asset generation engine and economically robust markets
- **Immediate entry into the very attractive Ohio market** by partnering with a high performing community bank with common cultural values
- Introduces MSWV Farm and Agricultural expertise to the FCBC franchise
- Builds upon FCBC's recent Hometown Bancshares, Inc. acquisition
- Combines two high performing community banks, resulting in $5 billion in total assets(1) with a market capitalization in excess of $1 billion(2)

Financially Attractive

- 18.9% fully-phased 2027E EPS accretion(3) with a 0.8-year TBV earnback and a 20% IRR
- Top-tier pro forma 2027E profitability(3): 1.79% ROAA, 18.8% ROATCE, 52% efficiency ratio
- 8.4x Price / 2027E EPS + Cost Savings(3)
  - 25% cost savings of MSWV's non-interest expense

Sound Integration Planning

- Strong pro forma capital position provides flexibility to support continued growth
- **Continuity of local leadership:** Mark Witmer to join FCBC executive management team as President of the Ohio region
- Positions the Company to deliver significant shareholder value through future growth opportunities, enhanced scale and revenue generation

Advancing FCBC's disciplined M&A strategy with a high-performing Eastern Ohio franchise

Source: S&P Capital IQ Pro, financial data as of 9/30/2026, pro forma 2027E based on consensus Street estimates for FCBC and management estimates for MSWV
(1) Excludes purchase accounting adjustments, transaction-related expenses and balance sheet repositioning
(2) Based on FCBC 10-day volume weighted average price of $48.62 as of 10/26/2026 and 4.9M shares issued to MSWV
(3) Fully-phased 2027E impacts assume full-year impacts and 100% phased-in cost savings, presented for illustrative purposes

Pro Forma Franchise Overview

PRO FORMA SCALE (9/30/2026)[1]

$5.2B Total Assets	**$1.2B** Market Cap.[3]
$3.8B Gross Loans	**$4.5B** Total Deposits
85% Loans / Deposits	**82** Branch Locations

RETURNS & CAPITAL (AT CLOSE)[2]

10.4% TCE / TA	**13.9%** CET-1 Ratio
1.79% Fully-Phased 2027E ROAA[4]	**18.8%** Fully-Phased 2027E ROATCE[4]

COMPLEMENTARY FOOTPRINTS



Ashtabula
Ohio
Akron
Wooster
Pennsylvania
Newark
Zanesville
Wheeling
Maryland
St. Charles
West Virginia
Virginia
Bluefield
Roanoke
Richmond
Virginia Beach
Harlan
Hickory
North Carolina
Gastonia
FCBC (61)
MSWV (21)

Source: S&P Capital IQ Pro, financial data as of 9/30/2026, market data as of 10/26/2026

(1) Excludes purchase accounting adjustments, transaction-related expenses and balance sheet repositioning
(2) Estimated financial impact is presented for illustrative purposes only. Includes purchase accounting marks and transaction-related expenses
(3) Based on FCBC's 10-day volume-weighted average price of $48.82 per share as of 10/26/2026 and 4.9M shares issued to MSWV
(4) Fully-phased 2027E impacts assume full-year impacts and 100% phased-in cost savings, presented for illustrative purposes

Transaction Overview

First Community Bankshares, Inc.

Merger Consideration & Deal Value	▪ **Consideration mix:** 100% common stock ▪ **Fixed exchange ratio:** 0.6174 shares of FCBC common stock for each share of MSWV common stock ▪ Outstanding MSWV options to be cashed out ▪ **Merger consideration:** $30.14 per share, or aggregate transaction value of $243 million[(1)(2)]
Pricing Multiples[(2)]	▪ **Price / Tangible Book Value Per Share:** 190% ▪ **Price / LTM EPS:** 10.7x ▪ **Price / 2027E EPS[(3)]:** 10.1x ▪ **Price / Fully-Phased 2027E EPS[(3)(4)]:** 8.4x ▪ **Pay-To-Trade Ratio:** 79%
Ownership, Board & Management Representation	▪ **Pro forma ownership[(1)]:** Approximately 80% FCBC / 20% MSWV ▪ One director from MSWV will be appointed to FCBC's board ▪ Mark Witmer, current MSWV President & CEO, will join FCBC's executive management team as President of the Ohio region
Approvals & Timing	▪ FCBC and MSWV shareholders approvals ▪ Customary regulatory approvals and closing conditions ▪ Anticipated closing: Early Q2 2027

(1) Based on 7,863,994 outstanding shares of MSWV common stock and 459,918 options with a weighted average strike price of $17.24; options to be cashed out
(2) Based on FCBC's 10-day volume weighted average price of $48.82 as of 10/26/2026
(3) Based on management estimates for MSWV
(4) Fully-phased 2027E impacts assume full-year impacts and 100% phased-in cost savings, presented for illustrative purposes

Overview of Main Street Financial Services Corp.

Main Street Financial Services Corp.

CORPORATE OVERVIEW

Ticker	MSWV (OTCQX)
Year Established	1899
Headquarters	Wooster, Ohio
Bank	Main Street Bank
Chairman, President & CEO	Mark R. Witmer
Branch Locations	21

FINANCIAL HIGHLIGHTS (9/30/2026)

Balance Sheet	Profitability (Q3 2026)	Capital & Asset Quality
$1.6B Total Assets	**1.62%** ROAA	**7.82%** TCE / TA
$1.3B Gross Loans	**20.5%** ROATCE	**1.06%** ACL / Loans
$1.4B Total Deposits	**48%** Efficiency Ratio	**0.57%** NPAs / Assets

KEY FRANCHISE ATTRIBUTES

Profitable, Accelerating Growth

- Proven organic growth engine on both sides of the balance sheet with double-digit loan and deposit growth
- Strong earnings momentum from the successful integration of its MOE with Wayne Savings Bancshares, Inc., with upper quartile ROAA, ROATCE, and efficiency ratio

Strong Presence in Key Markets

- Commercially active markets across Eastern Ohio and the Ohio Valley support strong loan demand
- Top-4 deposit market share in 3 of its 4 core markets

Experienced Leadership

- Deep local knowledge and established customer relationships across the Eastern Ohio franchise
- President & CEO Mark Witmer has 30+ years of community banking experience and will remain as President of the Ohio region

PRESENCE IN STRONG OHIO MARKETS


Cleveland
Akron
PA
4
2
3
1
Pittsburgh
OH
Columbus
MSWV
WV

Top 4 MSAs	Deposits	Rank	Share	Branches
1. Wheeling, WV-OH	$484	4	8.8%	4
2. Wooster, OH	$448	3	14.5%	7
3. Weirton-Steubenville, WV-OH	$123	8	4.9%	2
4. Ashland, OH	$119	4	11.0%	2

Source: S&P Capital IQ Pro as 9/30/2026. FDIC Summary of Deposits as of 6/30/2026

Main Street Has Built Meaningful Earnings Momentum

Main Street
Financial Services Corp.

ROAA


0.90%
1.03%
1.03%
1.25%
1.32%
1.30%
1.58%
1.62%
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026

NET INTEREST MARGIN


3.20%
3.44%
3.68%
3.71%
3.98%
3.83%
3.85%
3.88%
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026

EFFICIENCY RATIO


67%
61%
59%
56%
54%
54%
49%
48%
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026

GROSS LOANS & TOTAL DEPOSITS


Gross Loans
Total Deposits
$1.1 $1.2
$1.1 $1.2
$1.2 $1.2
$1.2 $1.3
$1.2 $1.3
$1.3 $1.4
$1.3 $1.4
$1.3 $1.4
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026

- Profitability has improved materially following the merger with Wayne Savings Bancshares which closed in Q2 2024
- Balance sheet growth has remained strong, supported by both loan and deposit expansion

Source: S&P Capital IQ Pro as of 9/30/2026

Entry into Attractive Ohio Markets

First Community Bankshares, Inc.

SCARCITY VALUE IN OHIO



39
$500M - $3B ASSETS
11
1.25%+ ROAA
Main Street Bank
156
BANKS HQ'D IN OHIO

OHIO BECOMES A CORE FCBC MARKET



Deposits by Market
TN 1%
NC 13%
OH 18%
WV 45%
VA 23%

$813M Ohio Deposits

18% of Pro Forma Deposits

3RD Largest State by Deposits

TOP EMPLOYERS IN EASTERN OHIO

Cleveland Clinic, Cliffs, Daisy, Goodyear, The J.M. Smucker Co., Progressive, Sherwin-Williams, Timken, University Hospitals

EASTERN OHIO BY THE NUMBERS(1)

~4.5M	$196B	7.4%	13.0%
Population in Eastern Ohio	Total Market Deposits(1)	5-Year Market Deposits CAGR	MSWV Year-Over-Year Deposit Growth(1)(2)

Source: S&P Capital IQ Pro, Claritas as 9/30/2026; cleveland.com; Northeast Ohio Region

(1) Eastern Ohio defined as Ashland, Ashtabula, Belmont, Carroll, Columbiana, Cuyahoga, Erie, Geauga, Harrison, Holmes, Huron, Jefferson, Lake, Lorain, Mahoning, Medina, Portage, Richland, Stark, Summit, Trumbull, Tuscarawas and Wayne counties

(2) FDIC Summary of Deposits as of 6/30/2026

Pro Forma Loan & Deposit Composition(1)

First Community Bankshares, Inc.

FCBC	MSWV	PRO FORMA(1)

LOANS



$2.5B
Multifamily 7.7%
Non-Owner Occupied CRE 21.1%
Owner-Occupied CRE 14.6%
Commercial & Industrial 9.6%
Farm & Ag. 1.1%
Consumer 1.9%
Other 2.8%
Construction & Development 3.1%
1-4 Family 37.9%

MRQ Loan Yield: 5.37%



$1.3B
Multifamily 3.3%
Non-Owner Occupied CRE 11.3%
Owner-Occupied CRE 15.9%
Commercial & Industrial 9.5%
Farm & Ag. 12.4%
Consumer 0.8%
Other 0.0%
Construction & Development 4.7%
1-4 Family 42.2%

MRQ Loan Yield: 6.75%



$3.8B
Multifamily 6.1%
Non-Owner Occupied CRE 17.7%
Owner-Occupied CRE 15.2%
Commercial & Industrial 9.5%
Farm & Ag. 5.0%
Consumer 1.6%
Other 1.8%
Construction & Development 3.7%
1-4 Family 39.4%

MRQ Loan Yield: 5.84%

DEPOSITS



$3.0B
NOW & Interest-Bearing Demand 26.9%
MMDA 12.7%
Savings 21.7%
CDs < $100k 5.1%
CDs > $100k 1.5%
Noninterest-Bearing Demand 32.2%

MRQ Cost of Deposits: 0.57%

Loan/Deposit Ratio: 82%



$1.4B
MMDA 30.3%
Savings 10.4%
CDs < $100k 11.7%
CDs > $100k 24.0%
Noninterest-Bearing Demand 10.7%
NOW & Interest-Bearing Demand 13.0%

MRQ Cost of Deposits: 2.49%

Loan/Deposit Ratio: 91%



$4.5B
MMDA 18.4%
Savings 18.1%
CDs < $100k 7.2%
CDs > $100k 8.8%
Noninterest-Bearing Demand 25.2%
NOW & Interest-Bearing Demand 22.4%

MRQ Cost of Deposits: 1.18%

Loan/Deposit Ratio: 85%

Source: S&P Capital IQ Pro; financial data as of 9/30/2025

(1) Loan and deposit breakout based on call report values; loan yield, cost of deposits and loan/deposit ratio reflect consolidated holding company financials; excludes purchase accounting adjustments and balance sheet repositioning

Key Transaction Assumptions

First Community Bankshares, Inc.

Earnings Estimates	▪ FCBC earnings per consensus Street estimates ▪ MSWV earnings per FCBC management estimates
Cost Savings	▪ 25% of MSWV's projected non-interest expense, 50% phased-in for 2027 and 100% thereafter
Merger Expenses	▪ Pre-tax one-time merger expenses of $24.2 million
Purchase Accounting Marks	▪ Gross credit mark on loans of $20.3 million, or 1.55% of MSWV's total loans ▪ Loan interest rate write-down of $21.6 million, accreted over 7 years using sum-of-the-years-digits – Reversal of existing mark on MSWV acquired loans of $10.7 million and associated accretion over remaining life of acquired loans ▪ HTM securities write-down of $6 thousand; no accretion assumed given liquidation at close
CDI	▪ Core deposit intangible of $29.9 million or 3.23% of MSWV's core deposits, amortized over 10 years using sum-of-the-years-digits
Balance Sheet Repositioning	▪ Liquidation of entire AFS and HTM securities portfolios at close ▪ Senior debt and trust preferred to be redeemed at par at close
Other Assumptions	▪ Revenue synergies identified but not modeled ▪ Marginal tax rate of 24% and pre-tax cost of cash of 3.88% ▪ Model assumes the transaction closes 3/31/2027; parties anticipate transaction will close early Q2 2027

Pro Forma Impact

First Community Bankshares, Inc.

COMPELLING ECONOMICS

79%
Pay-To-Trade Ratio

0.8 Yr.
TBV Earnback (Crossover)

(2.7)%
TBV Dilution (At Close)

20%
IRR

SUPERIOR EARNINGS[1][2]

18.9%
Fully-Phased 2027E EPS Accretion[4]

1.79%
Fully-Phased 2027E ROAA

18.8%
Fully-Phased 2027E ROATCE

52%
Fully-Phased 2027E Efficiency Ratio

CAPITAL STRENGTH[3]

10.4%
TCE / TA

13.9%
CET-1 Ratio

14.8%
Total Risk Based Capital Ratio

Note: Estimated financial impact is presented for illustrative purposes only. Includes purchase accounting marks and transaction related expenses. Pro Forma data is subject to various assumptions and uncertainties. See disclaimer "Forward-Looking Statements" and Key Transaction Assumptions page

(1) Includes impact of all purchase accounting marks and transaction related expenses
(2) Fully-phased 2027E impacts assume full-year impacts and 100% phased-in cost savings, presented for illustrative purposes
(3) Presented at transaction close, reflective of purchase accounting adjustments and transaction related expenses
(4) EPS based on consensus Street estimates for FCBC and management estimates for MSWV

Pro Forma Profitability vs. Peers


FCBC PRO FORMA(1)
PEERS – 2027E(2)
ROAA
1.79%
1.25%
1.46%
Fully-Phased 2027E
Peer Median
Peer Top Quartile
ROATCE
18.8%
13.1%
14.0%
Fully-Phased 2027E
Peer Median
Peer Top Quartile
EFFICIENCY RATIO
52%
58%
52%
Fully-Phased 2027E
Peer Median
Peer Top Quartile

Source: FactSet, market data as of 10/26/2026

(1) Fully-phased 2027E impacts assume full-year impacts and 100% phased-in cost savings, presented for illustrative purposes

(2) Peers include 26 NYSE/NASDAQ-traded banks headquartered in KY, MD, NC, OH, PA (West of State College), TN, VA, and WV with assets between $2B and $10B; excludes merger targets and mutual holding companies; excludes FRBT due to business model considerations; peer estimates based on FactSet consensus estimates

Proven Capacity for Disciplined M&A Execution

First Community Bankshares, Inc.

	HOMETOWN BANCSHARES INC.	SURREY BANCORP	highlands
ANNOUNCED	July 2025	November 2022	September 2019
COMPLETED	January 2026	April 2023	December 2019
CORE SYSTEMS CONVERSION	At Close	At Close	January 2020
STATE(S)	WV 	NC, VA 	NC, TN, VA 
BRANCH LOCATIONS	8	7	14
TOTAL ASSETS ($MM)	$402	$500	$612
GROSS LOANS ($MM)	$176	$259	$452
TOTAL DEPOSITS ($MM)	$366	$436	$518
COST SAVINGS (At Announcement)	30%	40%	36%
TBV EARNBACK (At Announcement)	1.3 Years	2.2 Years	Neutral

Source: S&P Capital IQ Pro, FCBC Investor Presentations

Thorough Credit and Operational Due Diligence

First Community Bankshares, Inc.

DILIGENCE PROCESS

- Detailed commercial and mortgage loan file review by FCBC's credit team
- Management meetings with Main Street's senior leadership, including President & CEO Mark Witmer, across each diligence focus area
- Review of historical external loan review reports, concentration reporting, participation agreements and allowance methodology
- Assessment of industry concentrations, interconnected borrower relationships and out-of-market exposures
- Loan-specific and portfolio-level loss estimates to establish the credit mark
- Review of accounting, compliance, technology and operations
- Third-party valuation support used to analyze fair value marks

CREDIT REVIEW COVERAGE

50%+
Commercial Exposure Reviewed

280
Commercial Loans Reviewed

100%
Commercial Loans >$3.5M Reviewed

100%
Watch Loans >$400K Reviewed

DUE DILIGENCE FOCUS AREAS

- *Financial, Tax & Accounting*
- *Lending, Credit & Deposits*
- *Risk Management & Compliance*
- *IT, Systems & Cybersecurity*
- *Operations*

Positioned to Benefit All Stakeholders

First Community Bankshares, Inc.

SHAREHOLDERS

- Enhanced pro forma profitability: 1.79% ROAA and 18.8% ROATCE[(1)]
- Strong balance sheet and capital position: 10.4% TCE / TA and 13.9% CET-1[(2)]
- Continued FCBC capital management methodology, targeting distribution of 100% of current year earnings through regular quarterly dividends, share repurchases and special dividends

CUSTOMERS

- Increased lending capacity to support larger and more complex financing needs
- Introduction of MSWV farm and agricultural expertise to FCBC franchise
- Access to First Community's trust and wealth management platform
- Expanded contiguous branch network
- Continued relationship-based banking, supported by the resources of a larger institution

Continue the Passionate Pursuit of Excellence in Community Banking

EMPLOYEES

- Work diligently to recognize the value of exceptional talent
- Greater resources for training, technology and customer support
- Insist that employees exercise their full authority, demand accountability, and celebrate and reward achievement
- Enhanced opportunities for promotion in a larger organization

COMMUNITIES

- Greater capacity to finance local businesses and invest alongside the communities we serve
- Main Street's established relationships remain a foundation for the combined franchise
- Continued emphasis on local engagement and support for community organizations

(1) Fully-phased 2027E impacts assume full-year impacts and 100% phased-in cost savings, presented for illustrative purposes
(2) Estimated financial impact is presented for illustrative purposes only. Includes purchase accounting marks and transaction related expenses

A Disciplined Approach to M&A Has Driven Long-Term Shareholder Value

DIFFERENTIATED FRANCHISE

- 150-year history of relationship-focused community banking
- Low-cost core deposit franchise supporting strong profitability

DISCIPLINED CAPITAL ALLOCATION

- Proven acquirer with demonstrated integration experience
- Value-oriented approach to M&A focused on EPS accretion, TBV earnback and strong pro forma capital

DRIVING LONG-TERM, SUSTAINABLE VALUE CREATION

Total Shareholder Return Since 2016[1]


305%
126%
230%
KRE[2]
$1B to $10B Public Banks[3]

Source: S&P Capital IQ Pro; market data as of 10/26/2026
(1) Total shareholder return represents cumulative price change with dividends reinvested
(2) KRE denotes S&P Regional Banks Select Industry Index
(3) $1B to $10B includes all banks headquartered nationwide and listed on NASDAQ/NYSE; excludes pending merger targets


First Community Bank

One Community Place

PO Box 989

Bluefield, VA 24605

(276) 326-9000